UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported)      February 21, 2007
FLORIDA EAST COAST INDUSTRIES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Florida
(State or Other Jurisdiction of Incorporation)

001-32866	20-4427296
(Commission File Number)	(IRS Employer Identification No.)

10151 Deerwood Park Blvd., Jacksonville, FL	32256
(Address of Principal Executive Offices)	(Zip Code)
904-996-2810
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
On February 21, 2007, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Florida East Coast Industries, Inc. (“FECI” or the “Company”) approved targets for awards under the Company’s Non-Equity (Cash) Annual Incentive Plan and the Long Term Incentive Plan for 2007.
Non Equity (Cash) Annual Incentive Plan
For 2007, the Compensation Committee set performance targets for the Company’s railway and real estate businesses. Metrics for the railway include growth in earnings before interest, taxes, depreciation and amortization and sustained return on net assets. For the real estate company, the performance metrics are based on cash flow from the owned buildings, cash flow for the realty services business, management of land and overhead costs, operating profit from joint venture property sales and leasing performance on new buildings. In addition, the real estate targets include metrics related to development activity including progress on entitlement initiatives, new building development and property acquisitions.
Non Equity (Cash) Annual Incentive Amounts Payable to Executive Officers
The amounts payable to executive officers under the annual incentive plan are based on a multiple of base salary as follows:

		Threshold	Target	Maximum
Principle	Salary	(25%)	(100%)	(200%)

Adolfo Henriques, Principal Executive Officer	$692,467	$129,838	$519,350	$1,038,700
Daniel Popky, Principal Financial Officer	$350,211	$43,776	$175,106	$350,212
Armando Codina, CEO, Flagler Development Group	$517,500	$84,094	$336,375	$672,750
John McPherson, President, Florida East Coast Railway	$405,647	$50,706	$202,824	$405,648
Heidi Eddins, Executive Vice President, Secretary and General Counsel	$350,211	$43,776	$175,106	$350,212
Jorge San Miguel, Executive Vice President, Chief Investment Officer	$270,966	$33,871	$135,483	$270,966
Long Term Incentive Plan
The Compensation Committee also approved a plan for the 2007 restricted stock opportunity. The awards, if granted, are based on performance to the metrics described above and on the Company’s total shareholder return compared to a peer group of railroads and real estate companies. Because the Company is transitioning to a 3 year measurement period, for 2007, the award will be based on the average of the results achieved for 2006 and 2007. If granted, the restricted stock will vest pro rata over 3 years from the date of the grant. Awards under the plan are subject to acceleration in the event of death, disability, retirement or termination following a change in control. The 2007 stock opportunity for the executive officers is as follows:

	Threshold	Target	Maximum
Principle	(25%)	(100%)	(175%)

Adolfo Henriques, Principal Executive Officer	5,406	21,623	37,840
Daniel Popky, Principal Financial Officer	1,367	5,468	9,569
Armando Codina, CEO, Flagler Development Group	3,030	12,119	21,209
John McPherson, President, Florida East Coast Railway	2,375	9,500	16,625
Heidi Eddins, Executive Vice President, Secretary and General Counsel	1,367	5,468	9,569
Jorge San Miguel, Executive Vice President, Chief Investment Officer	1,058	4,231	7,403
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Florida East Coast Industries, Inc. (Registrant)

Dated: February 27, 2007	by	/s/ Heidi J. Eddins

Heidi J. Eddins Executive Vice President, General Counsel and Secretary